UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2018

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, Equity Residential (the “Company”) announced key executive management changes as part of its succession planning program. David J. Neithercut, 62, the Company’s President and Chief Executive Officer (“CEO”) since 2006, will retire as CEO on December 31, 2018 (the “Retirement Date”), at which time Mark J. Parrell will be appointed CEO and join the Company’s Board of Trustees (the “Board”). Mr. Neithercut will remain a member of the Board following the Retirement Date.

Mr. Parrell, 52, was appointed President of the Company effective September 4, 2018 (the “Transition Date”). He has served as the Company’s Executive Vice President and Chief Financial Officer since 2007. From 2005 to 2007, Mr. Parrell served as the Company’s Senior Vice President and Treasurer and has held various roles in the Company’s finance group since 1999. Mr. Parrell is a member of the National Multifamily Housing Council and served as Chair of its Finance Committee until January 2017 and is a member of the Urban Land Institute. He is a former director of Brookdale Senior Living Inc. (NYSE: BKD) and served as a director of Aviv REIT, Inc. (NYSE: AVIV) until April 1, 2015, when it merged with a competitor. Mr. Parrell received a J.D. from Georgetown University Law Center.

Robert A. Garechana, 39, was appointed Executive Vice President and Chief Financial Officer of the Company effective as of the Transition Date. Mr. Garechana currently serves as Senior Vice President and Treasurer of the Company, has served as Treasurer since 2008, and held various other finance roles since joining the Company in 2004.

Pursuant to a Retirement Agreement entered into between Mr. Neithercut and the Company on September 4, 2018, Mr. Neithercut will be eligible to receive a cash bonus and equity grant in early 2019 for his 2018 service, determined by the Compensation Committee of the Board at the same time and in the same manner as for the Company’s other executives. Mr. Neithercut will also be entitled to certain retirement benefits as previously disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 26, 2018. No severance will be payable to Mr. Neithercut in connection with his retirement.

ITEM 9.01    Financial Statements and Exhibits.

99.1	Press Release dated September 4, 2018, announcing the year-end retirement of David J. Neithercut, President and Chief Executive Officer, and related management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: September 4, 2018	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President, General Counsel & Corporate Secretary

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: September 4, 2018	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President, General Counsel & Corporate Secretary